File No. 333-225317

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

PERSPECTA INC.
(Exact name of registrant as specified in its charter)

Nevada	82-3141520
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15052 Conference Center Drive
Chantilly, VA 20151
(571) 313-6000
(Address of registrant’s principal executive offices, including zip code)
PERSPECTA INC. 2018 OMNIBUS INCENTIVE PLAN
PERSPECTA INC. 2018 NON-EMPLOYEE DIRECTOR INCENTIVE PLAN
ENTERPRISE SERVICES 401(K) PLAN
(Full title of the plans)

James L. Gallagher
General Counsel and Secretary
15052 Conference Center Drive
Chantilly, VA 20151
(571) 313-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

REMOVAL OF PLAN
In its Registration Statement on Form S-8 (File No. 333-225317), Perspecta Inc. (the Company) registered 2,000,000 shares of its common stock, $.01 par value, for issuance to participants in the Enterprise Services 401(k) Plan, along with 9,500,000 shares under the Perspecta Inc. 2018 Omnibus Incentive Plan and 310,000 shares under the Perspecta Inc. 2018 Non-Employee Director Incentive Plan. Effective April 1, 2019, the Registration Statement is being amended in order to remove the Enterprise Services 401(k) Plan from the Registration Statement and to deregister the remaining shares of Company common stock unsold from the 2,000,000 shares originally registered under the Enterprise Services 401(k) Plan, along with all remaining participation interests associated therewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933 and in accordance with Rule 478 thereto, the Registrant has duly caused this Post-Effective Amendment to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chantilly, Commonwealth of Virginia, on April 1, 2019.

PERSPECTA INC.

By:	/s/ James L. Gallagher
Name: James L. Gallagher
Title: General Counsel and Secretary
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to Registration Statement has been signed by the following persons in the capacities indicated on April 1, 2019.

Signature	Title

/s/ John M. Curtis	President, Chief Executive Officer and Director (Principal Executive Officer)
John M. Curtis

/s/ John P. Kavanaugh	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
John P. Kavanaugh

/s/ William G. Luebke	Senior Vice President and Corporate Controller (Principal Accounting Officer)
William G. Luebke

/s/ J. Michael Lawrie	Chairman
J. Michael Lawrie

/s/ Sanju K. Bansal	Director
Sanju K. Bansal

/s/ Sondra L. Barbour	Director
Sondra L. Barbour

/s/ Lisa S. Disbrow	Director
Lisa S. Disbrow

/s/ Pamela O. Kimmet	Director
Pamela O. Kimmet

/s/ Ramzi M. Musallam	Director
Ramzi M. Musallam

/s/ Philip O. Nolan	Director
Philip O. Nolan

/s/ Paul N. Saleh	Director
Paul N. Saleh

/s/ Michael E. Ventling	Director
Michael E. Ventling

The Enterprise Services 401(k) Plan. Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the 401(k) Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chantilly in the Commonwealth of Virginia, on April 1, 2019.

ENTERPRISE SERVICES 401(K) PLAN

By:	/s/ Henry Miller
Name: Henry Miller
Title: Chair, Employee Benefits Fiduciary Committee